Exhibit 99.1

NextTrip Strengthens Global Media Leadership as JOURNY Streaming Network Expands

Strategic Media Appointments Support NextTrip’s Growing Content-to-Commerce Platform

Santa Fe, NM – March 19, 2026 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” “we,” “our,” or the “Company”), a technology-forward travel and media company defining the intersection of Media and Travel, today announced the appointment of three senior media executives to support the continued expansion of its global travel network JOURNY and the Company’s broader media-to-commerce strategy.

The new appointments include Casey D’Ambra, Vice President of Media & Distribution, and Assaf Blecher and Nir Haklili, who will serve as Managing Directors of NextTrip Media.

These strategic additions come as NextTrip continues scaling its media platform and expanding the global reach of JOURNY, which combines premium travel storytelling with NextTrip’s integrated travel technology and booking infrastructure.

Media, Inspiration, and the Future of Travel Discovery

NextTrip focuses on the global community of “travel enthusiasts”, consumers with a deeply passionate desire to explore new destinations, cultures, and culinary experiences, and who consistently allocate a meaningful portion of their discretionary income toward travel. This high-intent audience is particularly receptive to inspirational storytelling and destination-driven media, making them a natural fit for NextTrip’s integrated media-to-commerce ecosystem.

At the same time, NextTrip’s JOURNY network serves a far broader global audience beyond dedicated travelers. With hundreds of hours of destination documentaries, culinary features, cultural storytelling, lifestyle programming, and travel series, JOURNY delivers a premium, entertainment-first streaming experience designed for today’s connected viewer. The content resonates with audiences who enjoy immersive, visually rich programming, whether they are actively planning their next journey or simply seeking engaging entertainment and escapism through the discovery of new places, cultures, and experiences.

“JOURNY is the travel network that makes viewers say, ‘I want to be there right now,’” said Casey D’Ambra, Vice President of Media & Distribution at NextTrip. “Warm and cinematic, JOURNY brings the world’s most inspiring destinations, cultures, and experiences into living rooms around the globe. There’s no bad news and no controversy, just the world at its most beautiful, with familiar faces that make viewers feel like they’re already on the journey.”

Importantly, historical viewing patterns across media and streaming platforms suggest that during periods of economic uncertainty, geopolitical conflict, pandemics, or other global disruptions, audiences often increase their consumption of travel and destination-focused content. When travel becomes temporarily constrained or consumers become more cautious with discretionary spending, viewers frequently turn to travel programming for inspiration, escapism, and future planning. In this way, travel-focused media can exhibit elements of counter-cyclical engagement, as consumers continue exploring the world through storytelling even when physical travel slows.

This dynamic reinforces the strength of NextTrip’s integrated model. JOURNY’s broad entertainment appeal allows the network to attract and engage large global audiences across market cycles, while its destination-driven storytelling continuously nurtures travel intent among high-value travelers. As travel demand strengthens and consumer confidence returns, the inspiration generated through media can naturally convert into bookings through NextTrip’s travel technology and services platform.

With the recent acquisition of select GoUSA TV assets and the launch of its KC Global Media joint venture across Southeast Asia, JOURNY is expected to broadcast to approximately 250 million connected TV, mobile, and online viewers globally as distribution continues expanding across international streaming platforms.

In parallel with this distribution expansion, the available monthly advertising impressions across the JOURNY platform and NextTrip’s broader media ecosystem have increased significantly, from approximately 1 million monthly impressions last fall to roughly 6 million today, with expectations to reach approximately 50–60 million monthly impressions later this year as the GoUSA integration and KC Global Media partnership continue ramping.

By combining global travel media, inspirational storytelling, and integrated booking capabilities, NextTrip is building a platform designed to capture attention upstream in the travel discovery process and monetize that intent downstream through travel commerce, positioning the Company at the intersection of streaming media, consumer inspiration, and global travel demand.

Strengthening the NextTrip Media Team

To support the continued expansion of the JOURNY platform, NextTrip has added three experienced television and media executives to its leadership team.

Casey D’Ambra, Vice President – Media & Distribution

Casey D’Ambra previously served as Director of Content at Brand USA, the premier destination marketing organization for the United States, and Executive Producer at National Geographic, where she oversaw some of the channel’s top-rated series and led a 75-person team responsible for developing high-performing programming across National Geographic, Nat Geo Wild, Disney+, Hulu, and Star.

Following the closing of NextTrip’s acquisition of select GoUSA TV assets, D’Ambra joined the NextTrip Media team to lead content strategy and programming for the JOURNY network while also overseeing Travel Magazine. In this role, she will leverage her expertise in audience analytics, performance-driven storytelling, and destination-driven programming to expand JOURNY’s global content portfolio.

Assaf Blecher, Managing Director – NextTrip Media

Assaf Blecher is a two-time Emmy-nominated television executive and the recipient of five Telly Awards and four Webby Awards, bringing extensive experience across television development, production, and programming.

Previously SVP of Development and Content at Keshet Broadcasting, a senior executive at Dick Clark Productions, and Managing Director at DCK Productions US, Blecher has led the creation and global packaging of major non-scripted formats including game shows, live specials, award shows, and docu-reality programming. At NextTrip, he will focus on producing and developing scalable original formats and international adaptations designed to expand JOURNY’s global programming footprint.

Nir Haklili, Managing Director – NextTrip Media

Nir Haklili brings more than 30 years of global experience across television content development, production, programming, distribution, marketing, and sales.

Throughout his career, Haklili has worked across music, film, broadcast, and digital media and has led production on numerous television series and films, including hosting and producing more than 100 episodes of Passport, a movie-star travel series. He also previously served as Director of Global Media Services, overseeing operations and transmission for more than 600 television networks, and has held roles with Time Warner, RR Media Global Communications, Warner Bros., CBS, The Travel Channel, and Scale Media.

Building the Future of Media-Driven Travel Commerce

“These appointments reflect the continued evolution of NextTrip’s media platform and the growing global opportunity at the intersection of travel and streaming media,” said Bill Kerby, Founder and Chief Executive Officer of NextTrip. “By combining premium travel storytelling with integrated travel technology and booking capabilities, we are building a platform designed to inspire travelers and convert that inspiration into real-world experiences.”

As the travel industry continues shifting toward video-led discovery, personalized trip planning, and bundled travel experiences, NextTrip believes its vertically integrated media-to-commerce ecosystem positions the Company to play an increasingly important role in how travelers discover, plan, and book their journeys.

About NextTrip

NextTrip, Inc. (NASDAQ: NTRP) is a technology-forward travel and media company defining the intersection of media and travel. Through its owned media platforms, including JOURNY.tv and TravelMagazine.com, and its proprietary travel technology stack, NextTrip delivers an integrated inspiration-to-booking ecosystem that connects travel discovery directly to transaction and fulfillment. The Company operates a portfolio of travel brands and platforms, including Five Star Alliance, a global luxury hotel and resort booking platform; NXT2.0, its proprietary booking and payments engine; and TA Pipeline, a purpose-built group travel and meetings booking platform serving travel advisors, suppliers, and destination partners. Together, these assets enable frictionless booking across luxury FIT (Flexible Independent Travel), group travel, destination weddings, conferences, and concierge-managed experiences, supported by flexible payment options such as PayDlay. By owning both the inspiration layer through premium video-led storytelling and the transaction layer through integrated booking technology, NextTrip enables travelers to move seamlessly from discovery to booking, while providing destinations, brands, and travel partners with measurable engagement, demand generation, and conversion opportunities.

For more information, visit www.nexttrip.com and investors.nexttrip.com.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

NextTrip, Inc

Richard Marshall

Director of Corporate Development

Richard.Marshall@nextTrip.com

MZ Group - MZ North America

Chris Tyson
Executive Vice President
949-491-8235
NTRP@mzgroup.us
www.mzgroup.us